Exhibit 10.3

MIKTAM TECHNOLOGIES. INC. Confidential

AMENDMENT TO CONSULTANT AGREEMENT

This Amendment Agreement (this "Amendment") is made on December 30, 2008 and amendment to the Consultant Agreement signed on October 01, 2008, by and between Miktam Technologies, Inc. (the "Company"), a corporation organized and existing under the laws of the stale of California; and Psalm Technologies, Inc.   ,  the "Consultant"), a corporation organized and existing under the laws of the Republic of China, Taiwan..

Now, therefore, Consultant and Company agree as following amendment:

1.   Payment.

The Company will pay Consultant the amount of  Twenty Seven Thousand dollars ($27,000 USD) for the services performed pursuant to the Consulting Agreement on the monthly basis.   The payments shall be made within 7 days from first day ot each month during this agreement period. It is anticipated and acknowledged by the parties that compensation programs are subject to change in the normal course of business by written consent.

IN WITNESS WHEREOF, this Agreement has been executed by the parties as of the date first above written.

The Company Miktam Technologies, Inc. 2362 B Qume Drive San Jose, CA 95131	The Consultant Psalm Technologies, Inc. 2IF.-1, No. 171, Songde Rd., Sinyi Dist. Taipei City 110, Taiwan, R.O.C.

By	/s/ Thomas Chao	By	/s/ Jui-Tien Tsai
	Thomas Chao		Jui-T ien Tsai
	President		President
Date:	12/30/2008	Date:	12/30/2008